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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                  June 9, 1998
               __________________________________________________
               (Date of Report - Date of earliest event reported)


                        THE L.L. KNICKERBOCKER CO., INC.
             ______________________________________________________
             (Exact name of registrant as specified in its charter)



        California                     0-25488                  33-0230641
____________________________   ________________________   ______________________
(State or other jurisdiction   (Commission File Number)      (I.R.S. Employer
    of incorporation)                                     Identification Number)


25800 Commercentre Drive, Lake Forest, California                  92626
___________________________________________________             __________
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code:  (714) 595-7900



                                                             Page 1 of 109 pages

                                            The Exhibit Index Appears on Page  4
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Item 5.   Other Events
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On June 8, 1998, the Company issued Convertible Debentures ("Debentures") with a face value of $7,000,000 in a private placement to three accredited institutional investors ("the Purchasers"). This private placement yielded net proceeds to the Company totaling $6,650,000 after deducting costs associated with issuing the Debentures. The Debentures accrue interest at the rate of 6% per annum, payable upon conversion of the related debt or upon maturity of October 6, 1998. During the 120 day term of the Debentures, the Debentures are convertible at the option of the holder into shares of the Company's common stock at a conversion price of $4.02. In connection with the issuance of the Debentures, the Company issued to the Purchasers of the Debentures warrants to purchase 261,194 shares of common stock in the Company at a purchase price of $4.72 per share.

The Debentures are subject to an agreement whereby within 120 days of issuance of the Debentures and after approval by the shareholders of the Company of the issuance of the Debentures and the creation of a class of Preferred Stock of the Company, the Debentures will be exchanged for shares of newly created Preferred Stock of the Company, the terms of which shall be substantially similar to that of the Debentures and which Preferred Stock will be nonvoting, except for voting rights required by law and which will be convertible into shares of common stock at a graduated discounted price ranging from 100% to 90% of an average of the 7 lowest trading days of the 30 consecutive trading days prior to conversion.

The Purchasers of the Debentures have agreed to purchase an additional $3,000,000 of shares of Preferred Stock of the Company following the creation of such class of Preferred Stock and provided that the Company's common stock has traded at a closing bid price greater than $7.50 per share for 20 out of 30 trading days immediately preceding the closing which may not take place after June 8, 1999. In connection with the issuance of the Preferred Stock, the Company has agreed to grant to the Purchasers warrants to purchase 111,940 shares of common stock in the Company at a purchase price of $4.72 per share.

The Company has agreed that it will file with Securities and Exchange Commission a registration statement on Form S-3 to effect a registration of the shares of common stock issuable upon the conversion of the shares of Preferred Stock and upon the exercise of the Warrants.

Item 7  Financial Statements and Exhibits
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     (c)  Exhibits:
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       Included as part of this Form 8-K are the exhibits listed on the Exhibit
Index appearing on page 5.





                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  June 9, 1998


                                         THE L.L. KNICKERBOCKER CO., INC.,
                                         a California corporation



                                         By: /s/Anthony P. Shutts
                                         ------------------------
                                         Anthony P. Shutts
                                         Chief Financial Officer
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                                 EXHIBIT INDEX

 Exhibit No.   Item
 -----------   ----

     10.1 Securities Purchase Agreement dated June 8, 1998 by and among the L.L. Knickerbocker Co., Inc. and Marshall Capital Management, Inc. ( an affiliate of Credit Suisse First Boston Corporation), CC Investments, LDC, and Heights Capital Management